INDEPENDENT AUDITOR’S CONSENT

We consent to the use in this Registration Statement on Form SB-2 of our report dated March 29, 2005 with respect to financial statements of Integrated Environmental Technologies, Ltd. for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/Weaver & Martin

Weaver & Martin LLC

Kansas City, Missouri

September 30, 2005